MGI Properties
                     Amendment Adopted on March 26, 1999 to
                       By-Law Relative to Limitations Upon
                        Concentrated Ownership of Shares
                            Adopted December 24, 1982


         MGI Properties' By-Law Relative to Limitations Upon Concentrated Ownership of Shares adopted on December 24, 1982 is hereby amended by adding the following new subsection (i) to the end thereof:

         "        (i) This by-law shall not apply to the  acquisition  of Shares by Warren E. Buffett (and/or his affiliates) in an amount not to exceed 15% of the outstanding Shares and such Shares when acquired by Mr. Buffett (and/or his affiliates) shall not be Excess Shares."